Exhibit 99.2

SEABOARD CORPORATION

9000 West 67th Street
Merriam, Kansas 66202

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 27, 2020

To our Stockholders:

Notice is hereby given that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Seaboard Corporation, a Delaware corporation (the “Company), has been changed. The Annual Meeting will now be held at the Company's offices at 9000 West 67th Street, Merriam, Kansas, on Monday, April 27, 2020 at 1:00 p.m. Central Time.

This Notice of Change of Location should be read in conjunction with the Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Proxy Statement”) of the Company, dated March 13, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. The Notice and Proxy Statement previously sent to stockholders of the Company is herein amended only to reflect the change in location.

If you have already submitted your voting instructions or proxy card, you do not need to take any action unless you wish to change or revoke your vote.

By order of the Board of Directors,

David M. Becker

Senior Vice President, General Counsel and Secretary

March 25, 2020

Our Company’s Proxy Statement, Annual Report and other proxy materials to Stockholders are available at:
https://www.seaboardcorp.com/investors (under “Investor Center”)